UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 2, 2012

DUCOMMUN INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	001-08174	95-0693330
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23301 Wilmington Avenue, Carson, California	90745-6209
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (310) 513-7200

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

Ducommun Incorporated issued a press release on May 7, 2012 in the form attached hereto as Exhibit 99.1.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The 2012 Annual Meeting of Shareholders of the Company was held on May 2, 2012. At the meeting, the shareholders approved (1) the election of Eugene P. Conese, Jr., Ralph D. Crosby, Jr. and Anthony J. Reardon as directors to serve for three-year terms ending in 2015, (2) an advisory resolution on named executive compensation, and (3) the ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent accountants for the fiscal year ending December 31, 2012. The shareholder vote on these matters was as follows:

	For	Withheld
Election of Eugene P. Conese, Jr. as director for a three-year term expiring in 2015	7,388,099	400,393
Election of Ralph D. Crosby, Jr. as director for a three-year term expiring in 2015	7,395,268	393,224
Election of Anthony J. Reardon as director for a three-year term expiring in 2015	7,472,375	316,117

	For	Against	Abstain
Advisory resolution on named executive compensation	7,244,986	316,323	227,183

	For	Against	Abstain
Ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent accountants	9,721,169	115,981	5,410

Item 9.01	Financial Statements and Exhibits.

99.1	Ducommun Incorporated press release issued on May 7, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUCOMMUN INCORPORATED (Registrant)

Date: May 7, 2012	By:	/s/ James S. Heiser
James S. Heiser
Vice President and General Counsel